Exhibit 10.15
ZipRealty Inc.
GARY M. BEASLEY EMPLOYMENT AGREEMENT
     This Agreement is entered into effective as of May 2, 2006 (the “Effective Date”) by and between ZipRealty Inc. (the “Company”), and Gary M. Beasley (“Executive”).
     1. Duties and Scope of Employment.
          (a) Position and Duties. As of the Effective Date, Executive will serve as President and Chief Financial Officer (“CFO”) of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by the Company’s Board of Directors (the “Board”) and/or as are contemplated by the Company’s bylaws. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”
          (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company subject to the provisions of paragraph 5 (“Other Activities”). For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.
     2. At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice subject to the provisions set forth herein. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.
     3. Compensation.
          (a) Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Term a base salary (the “Base Salary”) at an annual rate of not less than $315,000. The Base Salary shall be paid in accordance with the Company’s regular payroll practices. The Company may review the Base Salary and make such increases therein as the Board may approve.
          (b) Retention Bonus. Company will pay Executive a bonus in the amount of $75,000, less applicable withholding taxes (the “Retention Bonus”) on May 1, 2007, provided that Executive remains employed with the Company through May 1, 2007. The Retention Bonus is not earned compensation and is not paid in exchange for any duties or responsibilities performed by Executive. Company agrees to pay the Retention Bonus solely for purposes of retaining Executive’s employment through May 1, 2007. The Retention Bonus will be paid in addition to any other compensation or bonus to which Executive is entitled pursuant to the Company’s applicable bonus plans or policies.

     (c) Stock Option.
          (i) Initial Option. Effective as of the Effective Date, the Company shall grant the Executive an option (the “Initial Option”) to purchase 250,000 shares of the Company’s common stock (the “Initial Option Shares”) at $8.55 per share. The Initial Option shall vest as described in paragraph 3(c)(1) below and shall be subject to such other terms and conditions as are described in paragraph 3(c)(ii) below.
               (1) Vesting. Subject to the accelerated vesting provisions set forth herein and the 2004 Equity Incentive Plan (the “2004 Plan”), the Initial Option will vest as to 1/24th of the Initial Option Shares each month beginning on the first day of the month after the Effective Date, so that the Option will be fully vested and exercisable two (2) years from the Effective Date, subject to Executive continuing to be a “Service Provider” (as defined in the 2004 Plan) through the relevant vesting dates. In addition, in the event of a Change in Control Executive’s Options will vest in accordance with the terms of Executive’s Change of Control Agreement with the Company, which is attached hereto as Exhibit A.
          (ii) Option Provisions. The Initial Option shall be granted under the Company’s 2004 Plan, and the Executive’s Stock Option Agreements.
     4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.
     5. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company’s normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.
     6. Severance.
          (a) Involuntary Termination Not for Cause or Resignation for Good Reason. If Executive’s employment with the Company terminates other than for “Cause” (as defined herein) or Executive resigns for “Good Reason” as that term is defined herein, and Executive signs and does not revoke the Company’s severance and release agreement, then Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid in accordance with the Company’s normal payroll policies.
          (b) Voluntary Termination; Termination for Cause. If Executive’s employment with the Company terminates voluntarily by Executive without Good Reason or for Cause by the Company, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.
          (c) Cause. For all purposes under this Agreement, “Cause” shall mean (i) willful failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from the Executive’s complete or partial incapacity due to physical or mental illness or impairment) after receipt of a written warning and failure to cure any such non-performance within ten (10) business days of receipt of such warning (ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered “willful” unless committed without good faith without a reasonable belief that the act or omission was in the Company’s best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Executive’s rights under the benefit plans of the Company shall be determined under the provisions of those plans.
          (d) Good Reason. For all purposes under this Agreement, “Good Reason” shall mean without the Executive’s express written consent (i) a significant reduction of the Executive’s duties, position or responsibilities; (ii) a significant reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is significantly reduced; (iv) the relocation of the Executive to a facility or a location more than 50 miles from the Executive’s then present location; (v) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (vi) any material breach of this Agreement by the Company; or (vii) any failure or refusal of a successor company to assume the Company’s obligations under this Agreement. The Company’s hiring of a CEO will not amount to Good Reason under this Agreement. Executive’s loss of the title and duties associated with the position CFO will not amount to Good Reason under this Agreement provided that he maintains the title and duties associated with the position President or a higher level position.
     7. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.
     8. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraph 6 of this Agreement, subject to the terms and conditions therein.

     9. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.
     10. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery, or, if earlier, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Executive:	Gary M. Beasley

148 Waldo Ave.

Piedmont, CA

94611

If to the Company:	Zip Realty Inc.

2000 Powell St., Suite 300

Emeryville, CA

94608
or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph.
     11. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     13. Arbitration.
          (a) Arbitration. In consideration of Executive’s employment with the “Company”, its promise to arbitrate all employment-related disputes and Executive’s receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or the termination of Executive’s employment with the Company, including any breach of this agreement, shall be subject to binding arbitration under the arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under State or Federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this agreement to arbitrate also applies to any disputes that the Company may have with Executive.
          (b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its national rules for the resolution of employment disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $125.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the rules, the rules shall take precedence.
          (c) Remedy. Except as provided by the rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.
          (d) Availability of injunctive relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the employment, confidential information, invention assignment agreement between Executive and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.
          (e) Administrative relief. Executive understands that this agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the department of fair employment and housing, the equal employment opportunity commission or the workers’ compensation board. This agreement does, however, preclude Executive from pursuing court action regarding any such claim.
          (f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this agreement and fully understand it, including that Executive is waiving Executive’s right to a jury trial. Finally, Executive agrees that he/she has been provided an opportunity to seek the advice of an attorney before signing this agreement.
     14. Integration. This Agreement, together with the 2004 Plan, the Executive’s Stock Option Agreement and the Zip Realty Employee Proprietary Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the Company.
     15. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California. Executive hereby consents to the exclusive personal jurisdiction and venue of the courts of the federal and state courts in the State of California.
     17. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.
     18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     19. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.
COMPANY:
ZipRealty Inc.

By:	/s/ Donald F. Wood	Date:	5/15/06

Title:	Chairman of the Board

EXECUTIVE:

/s/ Gary M. Beasley		Date:	5/15/06
Gary M. Beasley

EXHIBIT A
ZIPREALTY, INC.
CHANGE OF CONTROL AGREEMENT
     This Change of Control Agreement (the “Agreement”) is made and entered into by and between ZipRealty, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page to this Agreement (the “Executive”).
R E C I T A L S
     A.   It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.
     B.   The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.
     C.   Certain capitalized terms used in the Agreement are defined in Section 4 below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:
     1.   Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.
     2.   At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law. If the Executive’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company’s established Executive plans and practices or pursuant to other agreements with the Company.
     3.   Benefits.
          (a)   Termination Following A Change of Control. In the event that a Change of Control of the Company occurs and during the period beginning on the closing date of the transaction giving rise to such Change of Control and ending 12 months after such closing date, the Executive’s employment with the Company (or the successor entity in such Change of Control transaction) is either (a) terminated by the Company (or its successor entity) without Cause or (b) is Constructively Terminated by the Executive, then fifty percent (50%) of all unvested Stock Rights as of such date shall become fully vested on the date of such termination.

          (b)   Termination For Cause. If the Executive’s employment terminates by reason of the Executive’s voluntary resignation (and is not a Constructive Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive the accelerated vesting of Stock Rights set forth in Section 3(a) above.
          (c)   Termination Apart from Change of Control. In the event the Executive’s employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve (12)-month period following a Change of Control, then the Executive will be entitled to receive severance and any other benefits only as may then be established under the Company’s existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.
     4.   Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:
          (a)   Cause. “Cause” means (i) the Executive’s failure to perform (other than due to mental or physical disability or death) the duties of Executive’s position (as they may exist from time to time) to the reasonable satisfaction of the Company (or the successor corporation) after receipt of a written warning and failure to cure any such non-performance within ten business days of receipt of such written warning; (ii) any act of dishonesty taken in connection with the Executive’s responsibilities as an Executive that is intended to result in such Executive’s personal enrichment; (iii) the Executive’s conviction or plea of no contest to a crime that negatively reflects on the Executive’s fitness to perform Executive’s duties or harms the Company’s (or the successor corporation’s) reputation or business; (iv) willful misconduct by the Executive that is injurious to the Company’s (or the successor corporation’s) reputation or business; or (v) the Executive’s willful violation of a material Company employment policy. For purposes of this definition, an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company (or the successor corporation).
          (b)   “Change in Control” means the occurrence of any of the following events:
                    (i)   Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
                    (ii)   The approval by shareholders of the sale or disposition by the Company of all or substantially all of the Company’s assets;
                    (iii)   A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the

Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
                    (iv)   The approval by shareholders of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
     For purposes of clauses (i) and (iii) above, such Change of Control shall be deemed to have occurred on the date on which the transaction closes; for the purpose of clauses (ii) and (iv) above, such Change of Control shall be deemed to have occurred on the date on which the Company’s shareholders approve a transaction described in that clause. Notwithstanding the foregoing, the reincorporation of the Company in Delaware (or any other jurisdiction) shall not constitute a Change of Control for purposes of this Agreement.
          (c)   Constructive Termination. “Constructive Termination” shall mean the occurrence of any of the following without the Executive’s express written consent (i) the assignment to the Executive of any duties or the reduction of the Executive’s duties, either of which results in a significant diminution in the Executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities, provided, however that changes in the circumstances of employment which are solely the result of changes in corporate legal structure resulting directly from the Change of Control shall not constitute a basis for Constructive Termination; (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company in the cash compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is significantly reduced; or (v) the relocation of Executive’s principal place of employment to a facility or a location more than 50 miles from the Executive’s then present location.
          (d)   Stock Rights. “Stock Rights” shall mean all options or rights to acquire shares of Company Common Stock, or stock appreciation rights, performance units or performance shares (whether such awards are payable in cash, shares of Company Common Stock or otherwise), under plans, agreements or arrangements which are compensatory in nature, including, without limitation, the Company’s 1999 Stock Plan and 2004 Equity Incentive Plan, and any restricted stock purchase agreement between the Company and the Executive.

     5.   Successors.
          (a)   Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 5(a) or which becomes bound by the terms of this Agreement by operation of law.
          (b)   Executive’s Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     6.   Notice.
          (a)   General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at his or her home address most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (b)   Notice of Termination. Any termination by the Company for Cause or by the Executive as a result of a voluntary resignation or a Constructive Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 6(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing Executive’s rights hereunder.
     7.   Miscellaneous Provisions.
          (a) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.
          (b)   Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c)   Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
          (d)   Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding the same. No future agreements between the Company and the Executive may supersede this Agreement, unless they are in writing and specifically mention this Section 7(d).
          (e)   Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
          (f)   Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
          (g)   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
* * *

     IN WITNESS WHEREOF, each of the parties has executed this Change in Control Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY:	ZIPREALTY, INC.
	By:	/s/ Eric A. Danziger
		Name:	Eric A. Danziger
		Title:	President and Chief Executive Officer
		Date:	August 30, 2004

EXECUTIVE:	Name: Gary M. Beasley
/s/ Gary M. Beasley
(Signature)